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                                                                      EXHIBIT 10


                                  ADDENDUM TO
                         AGREEMENT OF SALE AND PURCHASE
                                 BY AND BETWEEN
                           STEEL CITY PRODUCTS, INC.
                                      AND
                    BEARING SERVICE COMPANY OF PENNSYLVANIA





                 THIS ADDENDUM to Agreement of Sale and Purchase made this 18th day of October, 1997, by and between STEEL CITY PRODUCTS, INC., (hereinafter "Seller") and BEARING SERVICE COMPANY OF PENNSYLVANIA, (hereinafter "Buyer").

                                   RECITALS:

         1. Buyer and Seller are parties to an Agreement of Sale and Purchase for the property known as 630 Alpha Drive, RIDC Park, O'Hara Township, Allegheny County, Pennsylvania, the ("Property") dated August 18th, 1997, (the "Agreement").

         2. Pursuant to Article 17 of the Agreement, Buyer was to conduct a due diligence inspection of the Property to determine that the Property is in a condition acceptable to the Buyer.

         3. Pursuant to paragraph 17.B., Buyer was required to deliver to Seller on or before September 22, 1997, a waiver of the contingencies set forth in 17.A.(3), A.(4), A.(5) or a notice terminating the Agreement as a result of its inspection of the Property.

         4. Buyer has completed its inspection of the Property and has determined that certain defects exists, and certain conditions on the Property render the Property incompatible with Buyer's intended use.

         5. Buyer has determined that pursuant to its due diligence inspection, that the building on the Property requires a new roof for which it has received a bid for $101,600.00

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and Buyer has further determined that the building is in need of various other repairs more particularly set forth on Exhibit "A" attached hereto and made a part hereof, the estimated cost for which is $26,100.00.

         6. Notwithstanding the foregoing, Buyer nonetheless desires to proceed to acquire the Property subject to certain modifications of the Agreement as set forth in this Addendum.

         NOW THEREFORE, for the mutual considerations contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Incorporation. The above Recitals are incorporated herein as if set forth in full below.

         2. Reimbursement. Seller shall reimburse the Buyer the lesser of: (A) Fifty (50%) percent of the actual costs incurred by Buyer and invoiced to Buyer for work done on or before six (6) months following the closing on the sale of the Property for replacing the roof and completing the repairs on Exhibit "A"; and (B) $60,353.00.

         3. Source of Payment. In order to assure Buyer that Seller will promptly pay the sums required as set forth in paragraph 2. hereof, at closing, a portion of the sale proceeds equal to $60,353.00, otherwise payable to the Seller shall be paid to a joint escrow account, Sanford M. Aderson and Michael
K. Parrish, joint escrow agents, who shall be authorized to distribute the escrowed funds in accordance with an escrow agreement which will provide inter alia, for the payment of:

                 A. One-half (1/2) of all invoices submitted: (1) for the replacement of the roof and the repair recommendations set forth on Exhibit "A"; (2) on or before six (6) months following the closing; and (3) not to exceed $60,353.00.





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                 B.       The balance, if any, shall be paid to Steel City
Products, Inc., at the expiration of such six (6) month period.

         4. Waiver of Contingencies. Buyer hereby waives all contingencies set forth in 17.A.(3), 17.A.(4), and 17.A.(5) of the Agreement and confirms and agrees that for the payments set forth in paragraph 2 hereof, that (a) there are no "Major Defects" (as defined in the Agreement) for which the Buyer shall be entitled compensation from the Seller or terminate the Agreement; and (b) there is no condition which would render the Property incompatible (as defined in the Agreement) for which the Buyer shall be entitled to compensation from the Seller or terminate the Agreement.

         5. In all other respects the Agreement of Sale and Purchase is hereby ratified and confirmed.

         IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first above written.



ATTEST:                                            STEEL CITY PRODUCTS, INC.


By: /s/ Karen Stempinski                           By: /s/ Robert M. Davies
    -------------------------                          -----------------------
    Assistant Secretary                                Chief Executive Officer




ATTEST:                                            BEARING SERVICE COMPANY
                                                   OF PENNSYLVANIA


By: /s/ Franklin Blackstone                        By: /s/ William J. Burke
    -------------------------                          -----------------------
      Secretary                                          President





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                         ADDENDUM TO AGREEMENT OF SALE





                                 BY AND BETWEEN





                           STEEL CITY PRODUCTS, INC.





                                      AND





                            BEARING SERVICE COMPANY

                                OF PENNSYLVANIA



                         DATED AS OF DECEMBER 17, 1997





                                                   MICHAEL K. PARRISH, ESQUIRE

                                                   GOEHRING, RUTTER & BOEHM

                                                   20465 ROUTE 19

                                                   CRANBERRY TWP., PA 16066

                                                   (412) 776-4440
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                         ADDENDUM TO AGREEMENT OF SALE





         THIS ADDENDUM to the Agreement of Sale by and between STEEL CITY PRODUCTS, INC. (Seller) and BEARING SERVICE COMPANY OF PENNSYLVANIA (Buyer) dated the 17th day of December 1997, in connection with property located at 630 Alpha Drive, O'Hara Township, Allegheny County, PA 15238.

         In consideration of the sum of One and no/100 ($1.00) Dollar in hand paid by Buyer to Seller and for other good and valuable consideration and intending to be legally bound hereby, the Buyer and Seller agree as follows:

         1. The sales price of $2,850,000 set forth in the Agreement of Sale shall be reduced to the amount of $2,656,384.35.

         2. Buyer agrees to pay Hill Cleary & Associates' sales commission in the amount of $97,637.65. In the event there is any sales commission due Hill Cleary & Associates or any other realtor in connection with the sale of property known as 630





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Alpha Drive, O'Hara Township, Allegheny County, PA 15238, Seller expressly agrees to pay such commission and to hold Buyer harmless with respect to any and all real estate commissions in excess of the $97,637.65 set forth in this paragraph.

         3. Buyer agrees to pay the total transfer taxes in the amount of $66,409.61. To the extent that additional transfer taxes are assessed in this transaction, the parties agree to share equally transfer taxes in excess of $66,409.61.

         4. Buyer agrees that Seller shall have the use of approximately 2,000 square feet of warehouse space to store inventory in its original packaging and which inventory shall be neatly stacked in the warehouse area of the premises until December 31, 1997. Seller expressly agrees to remove such inventory on or before 5:00 P.M. on December 31, 1997. In the event that Seller fails to remove such inventory by such time, Buyer shall give written notice to remove the inventory within 20 days. At the expiration of the 20 day notice period, Seller agrees that Buyer shall have the right to take possession of such inventory and dispose of it in any manner Buyer sees fit.





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         5.      Buyer shall have no liability to Seller or any other party in connection with the property of Seller remaining in the premises after closing, and Seller expressly agrees that it shall bear the risk of loss and any other liability of any kind which may arise out of the inventory or the removal thereof.

         6. Seller agrees to indemnify and hold Buyer harmless for any and all claims, losses, causes of action, including attorney's fees, arising out of the storage of Seller's property on the premises or after the notice required in Paragraph 4, the removal of such property from the premises.

         7. Buyer agrees that Seller shall have access during normal business hours upon 24 hours advance notice to enter the premises and remove any property of Seller; provided however, Seller expressly agrees that it shall remove such property in an orderly manner and shall not interfere with any business operations, property, or personnel of Buyer.

         8. The parties further agree that Buyer shall deposit $60,353.00 with Goehring, Rutter & Boehm and Aderson, Frank & Steiner, P.C., escrow agents, to secure the payment for the





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improvements set forth in the Addendum to the Agreement of Sale dated October
18, 1997.

         IN WITNESS WHEREOF, the parties have executed this Addendum to Agreement of Sale on the 18th day of December, 1997.


ATTEST:                                    STEEL CITY PRODUCTS, INC.

By:/s/ Sandy Aderson                       By: /s/ Bernard H. Frank
   -----------------------                     --------------------------
                                               Chief Executive Officer



ATTEST:                                    BEARING SERVICE COMPANY OF
                                           PENNSYLVANIA

By:/s/ Franklin Blackstone                 By: /s/ William J. Burke
   -----------------------                     --------------------------
   Secretary                                   President





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